Exhibit 23.5

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Equity Compensation Plan of SFX Entertainment, Inc. of our report dated June 21, 2013, with respect to the combined financial statements of I-Motion GmbH Events & Communication and I-Motion Veranstaltungs-GmbH Konzeption u. Ausführung Nature One, included in SFX Entertainment, Inc.’s Form S-1 (File No. 333-189564), filed with the Securities and Exchange Commission.

/s/ Ralf Geisler	/s/ Jochen Kirch

Ernst & Young GmbH

Wirtschaftsprüfungsgesellschaft
Eschborn, Germany
November 8, 2013